Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2023

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2023
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2023 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	12

Consolidated Financial Statements
Consolidated Balance Sheets	13
Consolidated Statements of Income	14

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	15
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	16
Funds from Operations	17
Market Capitalization, Debt Ratios and Liquidity	18
Additional Disclosures	19

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	21
Leasing Activity	22
Leases Executed but Not Yet Rent Commenced	23
Retail Portfolio Lease Expiration Schedules	24

Property Data
Property Status Report	26
Property Acquisitions and Dispositions	29
Development, Redevelopment and Anchor Repositioning Projects	30

Debt Schedules
Debt Summary	32
Mortgage Debt Summary	33
Debt Maturity Schedule	34

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2023 Results
-- Raises Outlook for Full-Year FFO as Adjusted --
-- Announces Acquisition of Two Shopping Centers and Sale of Industrial Portfolio --

NEW YORK, NY, October 31, 2023 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended September 30, 2023 and updated its outlook for full-year 2023.
"Urban Edge had one of its best quarters in Company history, continuing the positive momentum we have generated year-to-date,” said Jeff Olson, Chairman and CEO. “Earnings growth for the quarter was strong at 7% compared to last year, driven by higher rent, lower operating costs, and lower G&A, and we have continued to advance our strategic priorities. After quarter end, we acquired two of the most prominent shopping centers in Boston for $309 million, sold our East Hanover Warehouse portfolio for $218 million, and are negotiating the sale of over $100 million of non-core assets. These capital recycling transactions should increase 2024 FFO as Adjusted by $5 million annually, or $0.04 per share. Based on the strong third quarter results and the successful capital recycling progress we have achieved, we are increasing our 2023 guidance for FFO as Adjusted by $0.06 per share at the midpoint."

Financial Results(1)(2)

(in thousands, except per share amounts)	3Q23	3Q22	YTD 2023	YTD 2022
Net income attributable to common shareholders	$36,118	$11,383	$27,262	$32,495
Net income per diluted share	0.31	0.10	0.23	0.28
Funds from Operations ("FFO")	64,242	35,938	138,762	106,345
FFO per diluted share	0.53	0.29	1.13	0.87
FFO as Adjusted	38,981	36,510	115,134	107,880
FFO as Adjusted per diluted share	0.32	0.30	0.94	0.88

Net income for the nine months ended September 30, 2023 included a $26.7 million, or $0.22 per diluted share, gain on debt extinguishment, net of tax, as a result of the Las Catalinas refinancing transaction completed in the third quarter of 2023. FFO for the nine months ended September 30, 2023 benefited from rent commencements on new leases, lease termination income, higher net recovery income, and lower operating and general and administrative expenses.

Same-Property Operating Results Compared to the Prior Year Period(3)

	3Q23	YTD 2023
Same-property Net Operating Income ("NOI") growth	1.5%	3.0%
Same-property NOI growth, including properties in redevelopment	3.3%	4.5%
Same-property NOI growth, adjusted for the collection of amounts previously deemed uncollectible	4.6%	4.7%
Same-property NOI growth, including properties in redevelopment, adjusted for the collection of amounts previously deemed uncollectible	6.4%	6.2%

Increases in same-property NOI metrics for the three and nine months ended September 30, 2023 were primarily driven by rent commencements on new leases, higher net recovery income and lower operating expenses.

Operating Results(1)
•Reported same-property portfolio leased occupancy of 95.0%, an increase of 130 basis points compared to September 30, 2022 and a decrease of 50 basis points compared to June 30, 2023.
•Reported consolidated portfolio leased occupancy, excluding Sunrise Mall, of 94.2%, an increase of 240 basis points compared to September 30, 2022 and a decrease of 50 basis points compared to June 30, 2023.
•The decrease in occupancy compared to June 30, 2023 is primarily attributable to recapturing 128,000 sf previously occupied by Bed Bath & Beyond, for which the Company is in active discussions with replacement tenants.
•Executed 46 new leases, renewals and options totaling 568,000 sf during the quarter. Same-space leases totaled 538,000 sf and generated an average rent spread of 12.5% on a cash basis.

Financing Activity
On August 30, 2023, the Company refinanced the mortgage secured by its property, Las Catalinas Mall, with a new 10-year, $82 million loan bearing interest at a fixed rate of 6.6%. The prior loan was modified in 2020 to provide the Company with a discounted payoff option of $72.5 million, effective in August 2023. The proceeds from the new loan were used to pay off the Company's previous mortgage on the property which had a carrying value of $117 million. As a result of exercising the discounted payoff option, the Company recognized a $43 million gain on debt extinguishment for the three months ended September 30, 2023 and a related $16.3 million income tax expense.
The Company has limited debt maturities aggregating $312 million, which represent approximately 19% of outstanding debt, coming due through December 31, 2026 at a weighted average interest rate of 4.8%.

Acquisition and Disposition Activity
On October 23, 2023, the Company closed on the $309 million acquisition of Shoppers World and Gateway Center, two high-quality shopping centers in the greater Boston area. Shoppers World is the premier open air shopping center in the Boston suburbs and totals 758,000 sf, anchored by Best Buy, Nordstrom Rack and several TJX Companies concepts including T.J. Maxx, Marshalls, HomeSense, and Sierra Trading. Gateway Center, a 639,000 sf shopping center, is anchored by Target, Costco and Home Depot. These properties support the Company's strategy of acquiring high-quality retail real estate with future growth potential while providing us with critical mass in the Boston market.
On October 20, 2023, the Company closed on the sale of its 1.2 million sf East Hanover, NJ industrial portfolio for a price of $217.5 million, representing a 4.9% cap rate on forward NOI. The portfolio was secured by a $40 million mortgage loan that was repaid at closing. The sale was structured as part of a 1031 exchange transaction used to partially fund the Boston acquisitions with the remaining balance funded using the Company's line of credit. The Company is actively negotiating the sale of more than $100 million of non-core assets.

Leasing, Development and Redevelopment
During the quarter, the Company executed 113,000 sf of new leases at cash rent spreads of 26%, including leases with Burlington at The Outlets at Montehiedra and Atlantic Health at Manalapan Commons.
The Company commenced four redevelopment projects with estimated aggregate costs of $21.7 million during the quarter and now has $168.5 million of active redevelopment projects underway, with estimated remaining costs to complete of $93.8 million. The active redevelopment projects are expected to generate an approximate 12% unleveraged yield. During the quarter, two redevelopment projects were stabilized with aggregate costs of $6.1 million.
As of September 30, 2023, the Company has signed leases that have not yet rent commenced that are expected to generate an additional $27.2 million of future annual gross rent, representing approximately 11% of current annualized NOI. Approximately $1.0 million of this amount is expected to be recognized in the fourth quarter of 2023 and an additional $14 million is expected to be recognized during 2024.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of September 30, 2023 include:
•$77.9 million of cash and cash equivalents, including restricted cash, and no amounts drawn under our $800 million revolving credit agreement.
•Mortgages payable of $1.7 billion, with a weighted average term to maturity of 5.2 years. Approximately 95% of our outstanding debt is fixed rate or hedged.
•Total market capitalization of approximately $3.5 billion, comprised of 122.9 million fully-diluted common shares valued at $1.9 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 45%.

2023 Earnings Guidance
Based on the strong third quarter results and recent capital recycling activity, the Company has increased its 2023 full-year guidance ranges for FFO and FFO as Adjusted, raising both the low and high end of the range by $0.06 per share. The new guidance ranges reflect FFO of $1.39 to $1.43 per diluted share, and FFO as Adjusted of $1.22 to $1.25 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our guidance can be found on page 4 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on October 31, 2023 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13740635. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting October 31, 2023 at 11:30am ET through November 14, 2023 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13740635.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 7 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended September 30, 2023.
(3) Refer to page 8 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended September 30, 2023.
(4) Net debt as of September 30, 2023 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $78 million.
(5) Refer to page 18 for the calculation of market capitalization as of September 30, 2023.

2023 Earnings Guidance
The Company has increased its 2023 full-year guidance ranges, estimating FFO of $1.39 to $1.43 per diluted share, and FFO as Adjusted of $1.22 to $1.25 per diluted share. Below is a summary of the Company's 2023 outlook, assumptions used in our forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.02 - $0.05	$0.27 - $0.31
Net income attributable to common shareholders per diluted share	$0.02 - $0.05	$0.26 - $0.30
FFO per diluted share	$1.13 - $1.16	$1.39 - $1.43
FFO as adjusted per diluted share	$1.16 - $1.19	$1.22 - $1.25
The Company's full year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 2.25% to 3.25%.
•Same-property NOI growth, including properties in redevelopment, adjusted for the collection of amounts previously deemed uncollectible of 3.5% to 4.5%.
•Acquisitions of $309 million and dispositions ranging from $217.5 million to $240 million.
•Recurring G&A expenses ranging from $34.0 million to $36.0 million.
•Interest and debt expense ranging from $74.5 million to $75.5 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, or any one-time items outside of the ordinary course of business.

	Guidance 2023E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$33,400	$37,800	$0.27	$0.31
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,800)	(1,800)	(0.01)	(0.01)
Consolidated subsidiaries	700	700	0.01	0.01
Net income attributable to common shareholders	32,300	36,700	0.26	0.30
Adjustments:
Rental property depreciation and amortization	102,800	102,800	0.84	0.84
Gain on sale of real estate	(400)	(400)	—	—
Real estate impairment loss	34,100	34,100	0.28	0.28
Limited partnership interests in operating partnership	1,800	1,800	0.01	0.01
FFO Applicable to diluted common shareholders	170,600	175,000	1.39	1.43
Adjustments to FFO:
Transaction, severance, litigation and other expenses	2,200	1,600	0.02	0.01
Gain on extinguishment of debt, net	(42,300)	(42,300)	(0.34)	(0.34)
Impact of property in foreclosure	3,200	3,100	0.03	0.03
Tax impact of Puerto Rico financing and prior year refund	15,600	15,600	0.13	0.13
FFO as Adjusted applicable to diluted common shareholders	$149,300	$153,000	$1.22	$1.25
(1) Amounts may not foot due to rounding.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission. The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2023 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 10 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the Securities and Exchange Commission for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 70 and 68 properties for the three and nine months ended September 30, 2023 and 2022, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. We also present this metric excluding the collection of amounts previously deemed uncollectible.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt to annualized Adjusted EBITDAre as of September 30, 2023, and net debt to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 70 and 68 properties for the three and nine months ended September 30, 2023 and 2022, respectively. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2023 and 2022, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Net income	$37,540	$11,465	$27,957	$33,008
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	133	373	516	835
Operating partnership	(1,555)	(455)	(1,211)	(1,348)
Net income attributable to common shareholders	36,118	11,383	27,262	32,495
Adjustments:
Rental property depreciation and amortization	26,569	24,100	76,590	72,855
Limited partnership interests in operating partnership	1,555	455	1,211	1,348
Gain on sale of real estate(2)	—	—	(356)	(353)
Real estate impairment loss(3)	—	—	34,055	—
FFO Applicable to diluted common shareholders	64,242	35,938	138,762	106,345
FFO per diluted common share(1)	0.53	0.29	1.13	0.87
Adjustments to FFO:
Tax impact of Las Catalinas financing(6)	16,302	—	16,302	—
Impact of property in foreclosure(4)	1,148	—	1,921	—
Transaction, severance and litigation expenses	325	674	1,724	1,806
Impact of tenant bankruptcies and write-off/reinstatement of intangibles(5)	(7)	(102)	(351)	(271)
Income tax refund related to prior periods	—	—	(684)	—
Gain on extinguishment of debt, net(7)	(43,029)	—	(42,540)	—
FFO as Adjusted applicable to diluted common shareholders	$38,981	$36,510	$115,134	$107,880
FFO as Adjusted per diluted common share(1)	$0.32	$0.30	$0.94	$0.88

Weighted Average diluted common shares(1)	122,273	122,413	122,322	122,372
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2023 and 2022, respectively, are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The gain on sale of real estate for the nine months ended September 30, 2023 relates to the release of escrow funds from a property disposed of in a prior period.
(3) During the nine months ended September 30, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(4) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. In August 2023, the property was transferred to receivership and the Company's management agreement was terminated. As a result, the Company has no operational responsibility at the property and has no right to the underlying cash flows or obligations to fund operational or capital expenditures. The Company determined it is appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as we have no rights or obligations related to the property.
(5) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies, and the write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting.
(6) Amount reflects the tax-related impact of the $43 million gain on extinguishment of debt related to the Las Catalinas loan refinancing that occurred in August 2023.
(7) The gain for the nine months ended September 30, 2023 is net of the $0.5 million loss recognized in the second quarter of 2023 for the early payoff of the Plaza at Cherry Hill loan.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and nine months ended September 30, 2023 and 2022, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income	$37,540	$11,465	$27,957	$33,008
Depreciation and amortization	26,922	24,343	77,519	73,561
Interest and debt expense	19,006	15,266	52,430	43,511
General and administrative expense	8,938	9,852	27,903	31,607
Gain on extinguishment of debt, net	(43,029)	—	(42,540)	—
Other expense (income)	208	230	678	(300)
Income tax expense	17,063	646	17,810	2,262
Gain on sale of real estate	—	—	(356)	(353)
Real estate impairment loss	—	—	34,055	—
Interest income	(565)	(294)	(1,640)	(713)
Non-cash revenue and expenses	(2,723)	(1,922)	(7,773)	(6,287)
NOI	63,360	59,586	186,043	176,296
Adjustments:
Sunrise Mall net operating loss	458	1,637	1,926	3,338
Tenant bankruptcy settlement income and lease termination income	(987)	(7)	(1,244)	(117)
Non-same property NOI and other(1)	(5,583)	(4,827)	(19,999)	(17,717)
Same-property NOI(2)	$57,248	$56,389	$166,726	$161,800
NOI related to properties being redeveloped	5,497	4,347	17,841	14,852
Same-property NOI including properties in redevelopment(3)	$62,745	$60,736	$184,567	$176,652
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared.
(2) Excluding the collection of amounts previously deemed uncollectible, the increase would have been 4.6% compared to the third quarter of
2022 and 4.7% compared to the nine months ended September 30, 2022.
(3) Excluding the collection of amounts previously deemed uncollectible, the increase would have been 6.4% compared to the third quarter of
2022 and 6.2% compared to the nine months ended September 30, 2022.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2023 and 2022, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income	$37,540	$11,465	$27,957	$33,008
Depreciation and amortization	26,922	24,343	77,519	73,561
Interest and debt expense	19,006	15,266	52,430	43,511
Income tax expense	17,063	646	17,810	2,262
Gain on sale of real estate	—	—	(356)	(353)
Real estate impairment loss	—	—	34,055	—
EBITDAre	100,531	51,720	209,415	151,989
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	325	674	1,724	1,806
Impact of property in foreclosure(1)	(316)	—	(316)	—
Gain on extinguishment of debt, net	(43,029)	—	(42,540)	—
Impact of tenant bankruptcies and write-off/reinstatement of intangibles	(7)	(102)	(351)	(271)
Adjusted EBITDAre	$57,504	$52,292	$167,932	$153,524
(1) Adjustment reflects the operating income for Kingswood Center, excluding $1.5 million of interest and debt expense that is already adjusted for the purposes of calculating EBITDAre. See footnote 4 on page 7 for additional information.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic and related COVID-19 variants; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of September 30, 2023

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 5 and 10 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2023 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended	Nine Months Ended
Summary Financial Results	September 30, 2023	September 30, 2023
Total revenue	$101,834	$300,340
General & administrative expenses (G&A)	$8,938	$27,903
Recurring G&A(10)	$8,613	$26,181
Net income attributable to common shareholders	$36,118	$27,262
Earnings per diluted share	$0.31	$0.23
Adjusted EBITDAre(7)	$57,504	$167,932
Funds from operations (FFO)	$64,242	$138,762
FFO per diluted common share	$0.53	$1.13
FFO as Adjusted	$38,981	$115,134
FFO as Adjusted per diluted common share	$0.32	$0.94
Total dividends paid per share	$0.16	$0.48
Stock closing price low-high range (NYSE)	$15.26 to $17.54	$13.25 to $17.54
Weighted average diluted shares used in EPS computations(1)	122,205	117,627
Weighted average diluted common shares used in FFO computations(1)	122,273	122,322

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	76 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,483,000
Weighted average annual rent psf - retail portfolio(3)(5)	$20.30
Consolidated portfolio leased occupancy at end of period(9)	89.8%
Consolidated retail portfolio leased occupancy at end of period(5)	93.7%
Same-property portfolio leased occupancy at end of period(2)	95.0%
Same-property physical occupancy at end of period(4)(2)	91.5%
Same-property NOI growth(2)	1.5%	3.0%
Same-property NOI growth, including redevelopment properties	3.3%	4.5%
NOI margin	64.0%	63.6%
Same-property expense recovery ratio	82.2%	84.0%
Same-property, including redevelopment, expense recovery ratio	80.8%	82.4%
New, renewal and option rent spread - cash basis(8)	12.5%	9.4%
New, renewal and option rent spread - GAAP basis(8)	18.2%	13.5%
Net debt to total market capitalization(6)	44.7%	44.7%
Net debt to Adjusted EBITDAre(6)	6.9	x	7.0	x
Adjusted EBITDAre to interest expense(7)	3.2	x	3.4	x
Adjusted EBITDAre to fixed charges(7)	2.5	x	2.6	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2023 is higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired, disposed, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 1.3 million square feet of industrial properties, 1.2 million square feet for Sunrise Mall and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $9.00.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes industrial and self-storage.
(6) See computation for the quarter ended September 30, 2023 on page 18. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 16.
(8) See computation on page 22.
(9) Excluding Sunrise Mall, consolidated portfolio leased occupancy is 94.2%.
(10) Recurring G&A for the three and nine months ended September 30, 2023 excludes $0.3 million and $1.7 million, respectively, of severance, litigation and transaction costs.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2023 (unaudited) and December 31, 2022
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
ASSETS
Real estate, at cost:
Land	$541,961	$535,770
Buildings and improvements	2,517,038	2,468,385
Construction in progress	280,341	314,190
Furniture, fixtures and equipment	9,472	8,539
Total	3,348,812	3,326,884
Accumulated depreciation and amortization	(842,328)	(791,485)
Real estate, net	2,506,484	2,535,399
Operating lease right-of-use assets	57,377	64,161
Cash and cash equivalents	50,793	85,518
Restricted cash	27,131	43,256
Tenant and other receivables	15,823	17,523
Receivable arising from the straight-lining of rents	67,499	64,713
Identified intangible assets, net of accumulated amortization of $46,448 and $40,983, respectively	54,823	62,856
Deferred leasing costs, net of accumulated amortization of $21,928 and $20,107, respectively	27,945	26,799
Prepaid expenses and other assets	73,969	77,207
Total assets	$2,881,844	$2,977,432

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,643,333	$1,691,690
Operating lease liabilities	54,197	59,789
Accounts payable, accrued expenses and other liabilities	90,017	102,519
Identified intangible liabilities, net of accumulated amortization of $45,929 and $40,816, respectively	87,000	93,328
Total liabilities	1,874,547	1,947,326
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,639,177 and 117,450,951 shares issued and outstanding, respectively	1,175	1,173
Additional paid-in capital	1,013,306	1,011,293
Accumulated other comprehensive income	1,334	629
Accumulated deficit	(65,295)	(36,104)
Noncontrolling interests:
Operating partnership	42,166	39,209
Consolidated subsidiaries	14,611	13,906
Total equity	1,007,297	1,030,106
Total liabilities and equity	$2,881,844	$2,977,432

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2023 and 2022 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE
Rental revenue	$101,732	$98,175	$299,859	$295,045
Other income	102	115	481	1,300
Total revenue	101,834	98,290	300,340	296,345
EXPENSES
Depreciation and amortization	26,922	24,343	77,519	73,561
Real estate taxes	16,182	16,231	47,980	47,662
Property operating	16,618	17,672	49,752	56,473
General and administrative	8,938	9,852	27,903	31,607
Real estate impairment loss	—	—	34,055	—
Lease expense	3,159	3,109	9,470	9,327
Total expenses	71,819	71,207	246,679	218,630
Gain on sale of real estate	—	—	356	353
Interest income	565	294	1,640	713
Interest and debt expense	(19,006)	(15,266)	(52,430)	(43,511)
Gain on extinguishment of debt, net	43,029	—	42,540	—
Income before income taxes	54,603	12,111	45,767	35,270
Income tax expense	(17,063)	(646)	(17,810)	(2,262)
Net income	37,540	11,465	27,957	33,008
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,555)	(455)	(1,211)	(1,348)
Consolidated subsidiaries	133	373	516	835
Net income attributable to common shareholders	$36,118	$11,383	$27,262	$32,495

Earnings per common share - Basic:	$0.31	$0.10	$0.23	$0.28
Earnings per common share - Diluted:	$0.31	$0.10	$0.23	$0.28
Weighted average shares outstanding - Basic	117,543	117,382	117,492	117,359
Weighted average shares outstanding - Diluted	122,205	121,683	117,627	121,472

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2023 and 2022
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2023	2022		2023	2022
Composition of NOI(1)
Property rentals	$73,013	$70,817		$215,720	$210,514
Tenant expense reimbursements	26,335	24,777		78,637	77,552
Rental revenue deemed collectible (uncollectible)	(336)	667		(2,053)	681
Total property revenue	99,012	96,261	2.9%	292,304	288,747	1.2%
Real estate taxes	(16,182)	(16,230)		(47,979)	(47,663)
Property operating	(17,082)	(18,128)		(51,182)	(57,827)
Lease expense	(2,388)	(2,317)		(7,100)	(6,961)
Total property operating expenses	(35,652)	(36,675)	(2.8)%	(106,261)	(112,451)	(5.5)%
NOI(1)	$63,360	$59,586	6.3%	$186,043	$176,296	5.5%

NOI margin (NOI / Total property revenue)	64.0%	61.9%		63.6%	61.1%

Same-property NOI(1)(2)
Property rentals	$64,932	$63,310		$188,142	$183,961
Tenant expense reimbursements	23,301	22,817		69,236	69,520
Rental revenue deemed collectible (uncollectible)	(96)	736		(867)	972
Total property revenue	88,137	86,863		256,511	254,453
Real estate taxes	(14,127)	(13,610)		(40,969)	(40,033)
Property operating	(14,140)	(14,320)		(41,043)	(44,986)
Lease expense	(2,622)	(2,544)		(7,773)	(7,634)
Total property operating expenses	(30,889)	(30,474)		(89,785)	(92,653)
Same-property NOI(1)(2)	$57,248	$56,389	1.5%	$166,726	$161,800	3.0%

NOI related to properties being redeveloped(2)	$5,497	$4,347		$17,841	$14,852
Same-property NOI including properties in redevelopment(1)	$62,745	$60,736	3.3%	$184,567	$176,652	4.5%

Same-property physical occupancy	91.5%	89.7%		91.5%	89.5%
Same-property leased occupancy	95.0%	93.7%		95.1%	93.7%
Number of properties included in same-property analysis	70			68

(1) NOI excludes non-cash revenue and expenses. Refer to page 8 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired, disposed, or in the foreclosure process in the comparative periods, and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and nine months ended September 30, 2023 and 2022
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Net income	$37,540		$11,465		$27,957		$33,008
Depreciation and amortization	26,922		24,343		77,519		73,561
Interest expense	17,932		14,344		49,351		41,056
Amortization of deferred financing costs	1,074		922		3,079		2,455
Income tax expense	17,063		646		17,810		2,262
Gain on sale of real estate	—		—		(356)		(353)
Real estate impairment loss	—		—		34,055		—
EBITDAre	100,531		51,720		209,415		151,989
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses	325		674		1,724		1,806
Impact of property in foreclosure(1)	(316)		—		(316)		—
Gain on extinguishment of debt, net	(43,029)		—		(42,540)		—
Impact of tenant bankruptcies and write-off/reinstatement of intangibles	(7)		(102)		(351)		(271)
Adjusted EBITDAre	$57,504		$52,292		$167,932		$153,524

Interest expense	$17,932		$14,344		$49,351		$41,056

Adjusted EBITDAre to interest expense	3.2	x	3.6	x	3.4	x	3.7	x

Fixed charges
Interest expense	$17,932		$14,344		$49,351		$41,056
Scheduled principal amortization	5,484		4,260		15,474		13,132
Total fixed charges	$23,416		$18,604		$64,825		$54,188

Adjusted EBITDAre to fixed charges	2.5	x	2.8	x	2.6	x	2.8	x

(1) Adjustment reflects the operating income for Kingswood Center, excluding $1.5 million of interest and debt expense that is already adjusted for the purposes of calculating EBITDAre. See footnote 5 on page 17 for additional information.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2023
(in thousands, except per share amounts)

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$37,540	$0.31	$27,957	$0.23
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	133	—	516	—
Operating partnership	(1,555)	(0.01)	(1,211)	(0.01)
Net income attributable to common shareholders	36,118	0.30	27,262	0.22
Adjustments:
Rental property depreciation and amortization	26,569	0.22	76,590	0.63
Limited partnership interests in operating partnership(1)	1,555	0.01	1,211	0.01
Gain on sale of real estate(3)	—	—	(356)	—
Real estate impairment loss(4)	—	—	34,055	0.28
FFO applicable to diluted common shareholders	64,242	0.53	138,762	1.13
Adjustments to FFO:
Tax impact of Las Catalinas financing(7)	16,302	0.13	16,302	0.13
Impact of property in foreclosure(5)	1,148	0.01	1,921	0.02
Transaction, severance and litigation expenses	325	—	1,724	0.01
Impact of tenant bankruptcies and write-off/reinstatement of intangibles(6)	(7)	—	(351)	—
Income tax refund related to prior periods	—	—	(684)	(0.01)
Gain on extinguishment of debt, net(8)	(43,029)	(0.35)	(42,540)	(0.35)
FFO as Adjusted applicable to diluted common shareholders	$38,981	$0.32	$115,134	$0.94

Weighted average diluted shares used to calculate EPS	122,205		117,627
Assumed conversion of OP and LTIP Units to common shares	68		4,695
Weighted average diluted common shares - FFO	122,273		122,322

(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.
(3) The gain on sale of real estate for the nine months ended September 30, 2023 relates to the release of escrow funds from a property disposed of in a prior period.
(4) During the nine months ended September 30, 2023, the Company recognized an impairment charge reducing the carrying value of Kingswood Center, an office and retail property located in Brooklyn, NY.
(5) In April 2023, the Company notified the lender of its mortgage secured by Kingswood Center that the cash flows generated by the property are insufficient to cover the debt service and that the Company is unwilling to fund future shortfalls. As such, the Company defaulted on the loan and adjusted for the default interest incurred for the second quarter of 2023. In August 2023, the property was transferred to receivership and the Company's management agreement was terminated. As a result, the Company has no operational responsibility at the property and has no right to the underlying cash flows or obligations to fund operational or capital expenditures. The Company determined it is appropriate to exclude the operating results of Kingswood Center from FFO as Adjusted as we have no rights or obligations related to the property.
(6) Includes the acceleration and write-off of lease intangibles related to tenant bankruptcies, and the write-offs and reinstatements of receivables arising from the straight-lining of rents for tenants moved to and from the cash basis of accounting.
(7) Amount reflects the tax-related impact of the $43 million gain on extinguishment of debt related to the Las Catalinas loan refinancing that occurred in August 2023.
(8) The gain for the nine months ended September 30, 2023 is net of the $0.5 million loss recognized in the second quarter of 2023 for the early payoff of the Plaza at Cherry Hill loan.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2023
(in thousands, except share amounts)

	September 30, 2023
Closing market price of common shares	$15.26

Basic common shares	117,639,177
OP and LTIP units	5,218,642
Diluted common shares	122,857,819

Equity market capitalization	$1,874,810

Total consolidated debt(1)	$1,655,440
Cash and cash equivalents including restricted cash	(77,924)
Net debt	$1,577,516

Net Debt to annualized Adjusted EBITDAre(2)	6.9	x

Total consolidated debt(1)	$1,655,440
Equity market capitalization	1,874,810
Total market capitalization	$3,530,250

Net debt to total market capitalization at applicable market price	44.7%

Cash and cash equivalents including restricted cash	$77,924
Available under unsecured credit facility(3)	775,692
Total liquidity	$853,616

(1) Total consolidated debt excludes unamortized debt issuance costs of $12.1 million.
(2) Net debt to Adjusted EBITDAre is calculated based on third quarter 2023 annualized Adjusted EBITDAre.
(3) Availability is net of letters of credit issued. As of September 30, 2023, there were no outstanding borrowings under the Company's $800 million revolving credit agreement, which has a maturity date of February 9, 2027 with two six-month extension options. Subsequent to the quarter, the Company obtained a letter of credit for $2 million and provided it to a mortgage lender to secure its obligations for certain capital requirements per the loan agreement and used the line of credit to partially finance two acquisitions. As of the date of this release, the Company has $194 million drawn under the line of credit in conjunction with these acquisitions. These transactions have reduced the availability under the facility to $579.7 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Rental Revenue:
Property rentals(1)	$76,770	$72,843	$224,827	$217,179
Tenant expense reimbursements	25,298	24,665	77,084	77,186
Rental revenue deemed collectible (uncollectible)	(336)	667	(2,052)	680
Total rental revenue	$101,732	$98,175	$299,859	$295,045

Composition of Rental Revenue for the Quarter Ended September 30, 2023

(in thousands)	Three Months Ended September 30, 2023
Collected property rentals and tenant expense reimbursements from third quarter billings	$92,729
Uncollected property rentals and tenant expense reimbursements from third quarter billings
Uncollectible	972
Collectible	3,754
Total property rentals and tenant expense reimbursements before non-cash adjustments from third quarter billings(2)	97,455
Non-cash adjustments(3)	4,613
Rental revenue deemed uncollectible	(336)
Total rental revenue recognized	$101,732

Composition of Rental Revenue Deemed (Collectible) Uncollectible

(in thousands)	Three Months Ended September 30, 2023
Rental revenue deemed (collectible) uncollectible
Amounts billed in third quarter deemed uncollectible	$972
Amounts billed prior to third quarter now deemed uncollectible	62
Recovery of amounts deemed uncollectible in prior periods	(698)
Total rental revenue deemed uncollectible(4)	$336

Tenant and Other Receivables

As of September 30, 2023
(in thousands)
Tenant and other receivables billed	$26,689
Revenue deemed uncollectible	(10,866)
Tenant and other receivables deemed collectible	$15,823

(1) Percentage rents for the three and nine months ended September 30, 2023 were $1.3 million and $2.4 million, respectively, and $1.0 million and $2.6 million for the same periods in 2022.
(2) Total third quarter billings include $1.9 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. As of September 30, 2023, the Company had 59 leases with rental revenue being recognized on a cash-basis, which represented approximately 2.7% of total portfolio ABR.
(3) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the third quarter.
(4) Rental revenue deemed uncollectible pertaining to cash basis tenants was a reduction to revenue of $0.2 million consisting of $0.6 million of charges, offset by $0.4 million of amounts recovered in the quarter.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

Status of Rent Deferrals
As of September 30, 2023, the Company has executed or approved deferral agreements amounting to $10.1 million with a weighted average remaining payback period of 21 months and has collected 99% of the deferral payments due:

	As of September 30, 2023
(in thousands)	Unbilled(1)	Rebilled and Collected	Rebilled and Uncollected	Total(8)
Accrual basis(2)	$—	$8,307	$26	$8,333
Cash basis	405	1,264	51	1,720
Total	$405	$9,571	$77	$10,053

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Certain Non-Cash Items:
Straight-line rents(3)	$1,075	$465	$2,786	$1,522
Amortization of below-market lease intangibles, net(3)	1,702	1,555	5,184	5,062
Lease expense GAAP adjustments(4)	(55)	(98)	(198)	(296)
Amortization of deferred financing costs(5)	(1,074)	(922)	(3,079)	(2,455)
Capitalized interest(5)	2,837	2,232	8,378	5,922
Share-based compensation expense(6)	(1,814)	(2,580)	(6,023)	(7,677)

Capital Expenditures:(7)
Development and redevelopment costs	$23,241	$18,606	$63,860	$57,515
Maintenance capital expenditures	5,568	7,398	17,230	15,636
Leasing commissions	2,248	237	3,309	899
Tenant improvements and allowances	634	888	3,464	1,839
Total capital expenditures	$31,691	$27,129	$87,863	$75,889

	September 30, 2023	December 31, 2022
Accounts Payable, Accrued Expenses and Other Liabilities:
Deferred tenant revenue	$30,329	$28,468
Accrued capital expenditures and leasing costs	19,555	35,732
Accrued interest payable	9,065	10,789
Other liabilities and accrued expenses	12,481	6,939
Security deposits	8,305	8,048
Accrued payroll expenses	7,257	9,527
Finance lease liability	3,025	3,016
Total accounts payable, accrued expenses and other liabilities	$90,017	$102,519
(1) Unbilled amounts are for rent deferrals which have been executed or approved but are not yet due based on the repayment terms.
(2) Includes vacated and inactive tenants.
(3) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income. During the nine months ended September 30, 2023, the Company wrote-off $0.2 million of receivables arising from the straight-lining of rents, net of reinstatements for tenants moved to cash basis accounting. During the three and nine months ended September 30, 2022, the company reinstated $0.1 million and $0.2 million, respectively, of receivables arising from the straight-lining of rents, net of write-offs for tenants moved back to accrual basis accounting.
(4) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(6) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(7) Amounts presented on a cash basis.
(8) During the quarter, the Company executed an amendment with a tenant to forgive their remaining deferred rents, reducing the total deferral amount by $1.7 million.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2023

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot	6	808,926	4.7%	$16,103,093	5.5%	$19.91	12.4
The TJX Companies(2)	20	616,400	3.6%	12,989,278	4.4%	21.07	4.8
Lowe's Companies	6	976,415	5.7%	8,946,256	3.1%	9.16	4.3
Kohl's	8	767,345	4.5%	8,560,023	2.9%	11.16	7.0
Best Buy	8	359,551	2.1%	8,394,123	2.9%	23.35	4.7
Walmart	5	708,435	4.2%	7,479,449	2.6%	10.56	4.7
Burlington	7	415,828	2.4%	7,296,525	2.5%	17.55	5.3
ShopRite	5	361,683	2.1%	6,531,256	2.2%	18.06	11.5
PetSmart	10	228,869	1.3%	5,843,768	2.0%	25.53	3.1
BJ's Wholesale Club	4	454,297	2.7%	5,808,618	2.0%	12.79	6.6
Ahold Delhaize (Stop & Shop)	5	362,696	2.1%	5,454,430	1.9%	15.04	5.5
Target Corporation	3	335,937	2.0%	5,290,952	1.8%	15.75	9.1
LA Fitness	6	287,420	1.7%	5,053,088	1.7%	17.58	6.0
Gap(3)	11	166,032	1.0%	4,720,363	1.6%	28.43	2.3
Amazon(4)	3	145,279	0.9%	4,717,885	1.6%	32.47	7.5
Dick's Sporting Goods	4	185,910	1.1%	3,274,778	1.1%	17.61	7.6
Bob's Discount Furniture	4	170,931	1.0%	3,251,494	1.1%	19.02	5.5
Staples	7	146,055	0.9%	3,170,351	1.1%	21.71	2.3
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.9%	50.23	8.3
Anthropologie	1	31,450	0.2%	2,531,725	0.9%	80.50	5.0
Planet Fitness	5	101,046	0.6%	2,495,296	0.9%	24.69	7.3
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.8%	11.01	5.0
Nordstrom	2	66,561	0.4%	2,345,180	0.8%	35.23	8.8
Best Way Trucking	1	186,855	1.1%	2,288,974	0.8%	12.25	4.5
Five Below	7	65,755	0.4%	1,928,384	0.7%	29.33	6.2

Total/Weighted Average	143	8,218,680	48.3%	$139,545,786	47.8%	$16.98	6.5

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (13), T.J. Maxx (3), HomeGoods (3) and Homesense (1).
(3) Includes Old Navy (8), Gap (2) and Banana Republic (1).
(4) Includes Whole Foods (2) and Amazon Fresh (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2023

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	17	17	42	42
Total square feet	113,399	113,399	252,603	252,603
Number of same space leases	13	13	30	30
Same space square feet	83,377	83,377	197,626	197,626
Prior rent per square foot	$26.95	$29.59	$25.67	$27.33
New rent per square foot	$39.71	$37.14	$33.59	$31.25
Same space weighted average lease term (years)	10.3	10.3	9.9	9.9
Same space TIs per square foot	N/A	$26.69	N/A	$25.99
Rent spread	47.3%	25.5%	30.9%	14.3%

Renewals & Options
Number of leases executed	29	29	81	81
Total square feet	454,365	454,365	1,106,711	1,106,711
Number of same space leases	29	29	81	81
Same space square feet	454,365	454,365	1,106,711	1,106,711
Prior rent per square foot	$23.52	$23.52	$23.19	$23.19
New rent per square foot	$26.35	$25.75	$25.50	$25.13
Same space weighted average lease term (years)	7.0	7.0	5.7	5.7
Same space TIs per square foot	N/A	$10.28	N/A	$4.22
Rent spread	12.0%	9.5%	10.0%	8.4%

Total New Leases and Renewals & Options
Number of leases executed	46	46	123	123
Total square feet	567,764	567,764	1,359,314	1,359,314
Number of same space leases	42	42	111	111
Same space square feet	537,742	537,742	1,304,337	1,304,337
Prior rent per square foot	$24.05	$24.46	$23.56	$23.82
New rent per square foot	$28.42	$27.52	$26.73	$26.06
Same space weighted average lease term (years)	7.5	7.5	6.3	6.3
Same space TIs per square foot	N/A	$12.82	N/A	$7.52
Rent spread	18.2%	12.5%	13.5%	9.4%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of September 30, 2023

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $27.2 million of future annual gross rent, representing approximately 11% of annualized NOI as of September 30, 2023. Approximately $20.8 million of this amount pertains to leases included in Active Redevelopment Projects on page 30. National, regional and industrial tenants represent approximately 80% of the leased but not yet rent commenced pipeline. We expect to recognize approximately $1.0 million of these future gross rents in the fourth quarter of 2023. The below table illustrates the incremental gross rent expected to be recognized in the next three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
$30
$20
$10
$0
$14.7
4.7
10.0
$23.9
6.3
17.6
$27.2
6.3
20.9
2024
2025
2026
Year
Leases included in development
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current 2023 same-property pool, are as follows:

(in thousands)	2023	2024	2025	2026
Same-property	$800	$11,400	$16,500	$16,800

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since June 30, 2023:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of June 30, 2023	$27,900
Less: Leases commenced during the third quarter	(2,800)
Less: Lease termination during the third quarter(1)	(3,500)
Plus: Leases executed during the third quarter	4,400
Plus: Leases executed in prior periods, not previously reported(2)	1,200
Leases executed but not yet rent commenced as of September 30, 2023	$27,200
(1) Represents the annual gross rent from a terminated lease which was previously included.
(2) Represents incremental gross rents from previously executed leases on spaces vacant in the third quarter and not included in the June 30, 2023 balance.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2023

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	26,000	0.2%	$9.84	26	63,000	2.5%	$27.52	27	89,000	0.6%	$22.36
2023	4	148,000	1.2%	20.65	15	46,000	1.8%	34.34	19	194,000	1.3%	23.89
2024	18	589,000	4.9%	16.80	62	169,000	6.8%	37.97	80	758,000	5.2%	21.52
2025	27	1,060,000	8.8%	16.09	71	227,000	9.1%	38.06	98	1,287,000	8.9%	19.97
2026	20	663,000	5.5%	18.62	83	274,000	11.0%	37.53	103	937,000	6.5%	24.15
2027	23	862,000	7.2%	13.21	81	280,000	11.2%	34.04	104	1,142,000	7.9%	18.32
2028	26	980,000	8.2%	21.14	68	235,000	9.4%	41.39	94	1,215,000	8.4%	25.06
2029	45	1,943,000	16.2%	19.59	61	229,000	9.2%	40.67	106	2,172,000	15.0%	21.81
2030	18	1,138,000	9.5%	12.81	29	103,000	4.1%	48.06	47	1,241,000	8.6%	15.73
2031	15	955,000	8.0%	15.57	19	70,000	2.8%	34.56	34	1,025,000	7.1%	16.86
2032	8	262,000	2.2%	15.57	41	140,000	5.6%	33.41	49	402,000	2.8%	21.78
2033	16	599,000	5.0%	14.66	33	110,000	4.4%	38.44	49	709,000	4.9%	18.35
Thereafter	38	2,215,000	18.5%	18.05	46	183,000	7.5%	37.44	84	2,398,000	16.5%	19.53
Subtotal/Average	259	11,440,000	95.4%	$17.05	635	2,129,000	85.4%	$37.74	894	13,569,000	93.7%	$20.30
Vacant	18	550,000	4.6%	N/A	145	364,000	14.6%	N/A	163	914,000	6.3%	N/A
Total/Average	277	11,990,000	100.0%	N/A	780	2,493,000	100.0%	N/A	1,057	14,483,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 132,000 sf of self-storage space. The average base rent for our 1,345,000 square-foot warehouse properties (excluded from the table above) is $9.00 per square foot as of September 30, 2023.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of September 30, 2023

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	26,000	0.2%	$9.84	26	63,000	2.5%	$27.52	27	89,000	0.6%	$22.36
2023	3	84,000	0.7%	22.56	11	35,000	1.4%	34.25	14	119,000	0.8%	26.00
2024	6	154,000	1.3%	19.19	52	137,000	5.5%	39.60	58	291,000	2.0%	28.79
2025	10	286,000	2.4%	20.91	44	127,000	5.1%	42.01	54	413,000	2.9%	27.40
2026	6	103,000	0.9%	24.25	45	131,000	5.3%	43.32	51	234,000	1.6%	34.93
2027	3	42,000	0.4%	23.74	40	114,000	4.6%	32.25	43	156,000	1.1%	29.96
2028	4	201,000	1.7%	17.94	41	119,000	4.8%	42.63	45	320,000	2.2%	27.12
2029	13	372,000	3.1%	24.10	31	97,000	3.9%	45.32	44	469,000	3.2%	28.49
2030	11	301,000	2.5%	21.05	28	94,000	3.8%	42.72	39	395,000	2.7%	26.20
2031	11	291,000	2.4%	23.16	28	80,000	3.2%	41.27	39	371,000	2.6%	27.06
2032	6	239,000	2.0%	18.26	29	93,000	3.7%	39.10	35	332,000	2.3%	24.10
2033	14	452,000	3.8%	28.74	21	64,000	2.6%	59.53	35	516,000	3.6%	32.56
Thereafter	171	8,889,000	74.0%	24.63	239	975,000	39.0%	47.36	410	9,864,000	68.1%	26.88
Subtotal/Average	259	11,440,000	95.4%	$24.17	635	2,129,000	85.4%	$43.93	894	13,569,000	93.7%	$27.27
Vacant	18	550,000	4.6%	N/A	145	364,000	14.6%	N/A	163	914,000	6.3%	N/A
Total/Average	277	11,990,000	100.0%	N/A	780	2,493,000	100.0%	N/A	1,057	14,483,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 132,000 sf of self-storage space. The average base rent for our 1,345,000 square-foot warehouse properties assuming exercise of all options at future tenant rent (excluded from the table above) is $10.83 per square foot as of September 30, 2023.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$69.26	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	9.50	$15,968	Walmart, Staples
Maryland:
Goucher Commons	155,000	92.5%	26.45	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy (lease not commenced)
Rockville Town Center	98,000	100.0%	16.47	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	98.4%	18.15	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.06	—	PetSmart, Central Rock
The Shops at Riverwood	79,000	100.0%	24.95	$21,410	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.05	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	11.91	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.40	—	Fun City
New Jersey:
Bergen Town Center - East	253,000	93.8%	22.39	—	Lowe's, Best Buy, REI
Bergen Town Center - West	1,028,000	93.6%	31.66	$290,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's
Briarcliff Commons	180,000	91.7%	24.72	—	Uncle Giuseppe's, Kohl's
Brick Commons	273,000	98.7%	21.07	$47,924	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	15.16	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	90.0%	25.20	—	Stop & Shop
Garfield Commons	298,000	100.0%	16.14	$39,783	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	97.6%	18.20	$25,194	BJ's Wholesale Club, Aldi (lease not commenced)
Hackensack Commons	275,000	98.6%	25.80	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	98.8%	21.60	$61,613	The Home Depot, Dick's Sporting Goods, Saks Off 5th, Marshalls
Hazlet	95,000	100.0%	3.96	—	Stop & Shop(5)
Hudson Commons	236,000	100.0%	14.02	$27,068	Lowe's, P.C. Richard & Son
Hudson Mall	381,000	83.0%	18.36	$20,797	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Kearny Commons	121,000	100.0%	24.47	—	LA Fitness, Marshalls, Ulta
Kennedy Commons	62,000	100.0%	15.56	—	Food Bazaar
Lodi Commons	43,000	100.0%	20.52	—	Dollar Tree
Manalapan Commons	200,000	80.9%	22.13	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health (lease not commenced)
Marlton Commons	214,000	100.0%	16.69	$36,896	ShopRite, Kohl's, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Millburn	104,000	89.5%	28.96	$22,137	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	417,000	83.1%	15.34	—	Aldi, Total Wine, LA Fitness, Raymour & Flanigan, Guitar Center, Sam Ash Music
Plaza at Woodbridge	331,000	81.2%	19.92	$52,614	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym (lease not commenced), and buybuy Baby
Rockaway River Commons	189,000	96.8%	15.25	$26,897	ShopRite, T.J. Maxx
Rutherford Commons	196,000	100.0%	13.30	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	21.77	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	21.96	$97,561	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	271,000	58.9%	22.76	$50,800	The Home Depot, Staples
Town Brook Commons	231,000	96.1%	13.31	$30,380	Stop & Shop, Kohl's
Union (Vauxhall)	232,000	100.0%	17.85	$45,403	The Home Depot
West Branch Commons	279,000	98.7%	16.14	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.80	$24,314	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	13.55	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	80.3%	10.55	—	BJ's Wholesale Club, Burlington, LA Fitness
Bruckner Commons(6)	394,000	76.1%	35.51	—	ShopRite, Burlington, Target (lease not commenced)
Shops at Bruckner(6)	113,000	100.0%	39.04	$37,892	Marshalls, Old Navy, Five Below, Aldi (lease not commenced)
Burnside Commons	100,000	89.3%	17.32	—	Bingo Wholesale (lease not commenced)
Cross Bay Commons	44,000	95.8%	40.65	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	96.6%	24.94	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Freeport Commons	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Gun Hill Commons	81,000	100.0%	37.83	$23,819	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	4.64	—	Kohl's
Huntington Commons	208,000	94.6%	21.30	—	ShopRite, Marshalls, Old Navy, Petco, Burlington (lease not commenced)
Kingswood Center(6)	129,000	73.5%	26.61	$69,274	T.J. Maxx
Kingswood Crossing	107,000	84.4%	44.42	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Service of NY (lease not commenced)
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	17.62	$11,268	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Yonkers Gateway	448,000	93.8%	19.16	$23,617	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2023
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Pennsylvania:
Broomall Commons(6)	168,000	75.8%	16.40	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital
Lincoln Plaza	228,000	100.0%	5.27	—	Lowe's, Community Aid, Mattress Firm
MacDade Commons	102,000	100.0%	12.96	—	Walmart
Marten Commons	185,000	96.6%	14.89	—	Kohl's, Ross Dress for Less, Staples, Petco
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre Commons	184,000	100.0%	12.95	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchens
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas Mall	356,000	90.5%	29.53	$82,000	Sector Sixty6 (lease not commenced), Forever 21, Old Navy
The Outlets at Montehiedra(6)	531,000	94.8%	21.26	$76,087	The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy, Ralph's Food Warehouse (lease not commenced), T.J. Maxx (lease not commenced), Burlington (lease not commenced)
Total Retail Portfolio	14,483,000	93.7%	$20.30	$1,615,266
INDUSTRIAL:
East Hanover Warehouses	1,218,000	100.0%	8.58	$40,174	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Decker Tape, Givaudan Flavors, Reliable Tire, Nutra-Med, Bestway Trucking
Lodi Route 17	127,000	100.0%	12.97	—	AAA Wholesale Group
Total Industrial	1,345,000	100.0%	$9.00	$40,174

Sunrise Mall (leased through 2069)(4)(6)	1,228,000	33.4%	10.46	—	Macy's, Dick's Sporting Goods, Dave & Buster's, Raymour & Flanigan, Home Goods

Total Urban Edge Properties	17,056,000	89.8%	$19.04	$1,655,440
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $22.37 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended September 30, 2023 and 2022, respectively.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2023
(dollars in thousands)

2023 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
6/21/2023	Sunrise Mall (Ground Lease)(1)	Massapequa	NY	—	$2,000

2023 Property Dispositions:

None.

(1) Pertains to the buyout and termination of a ground lease for certain land parcels at our Sunrise Mall property in which the Company previously held a lessee position.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2023
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 9/30/23	Target Stabilization(2)	Description and Status
Bruckner Commons(5)	$38,700		$15,800	2Q25	Retenanting former Kmart box with Target
Las Catalinas(3)	14,000		13,500	4Q23	Retenanting former Kmart box with Sector Sixty6
Huntington Commons (Phase B)(3)	13,300		9,200	2Q24	Backfilling the relocated Marshalls box with Burlington, as well as additional center repositioning and renovations
The Outlets at Montehiedra (Phase C)(5)	12,600		1,200	3Q24	Demising and retenanting former Kmart box with Ralph's Food Warehouse and Urology Hub
Shops at Bruckner (Phase B)(5)	11,300		10,500	4Q23	Retenanting with Aldi and Lot Less
Hudson Mall(3)	9,700		6,100	1Q25	Retenanting former Toys "R" Us box
Manalapan Commons (Phase B)(3)	7,500		—	3Q25	Backfilling vacant Bed Bath & Beyond with 25,000± sf Nordstrom Rack and remaining 12,000± sf
The Outlets at Montehiedra (Phase E)(5)	7,400		—	2Q25	Backfilling Tiendas Capri with 33,000 sf Burlington
Marlton Commons(3)	7,300		1,500	1Q25	Redeveloping Friendly's with new 10,700± sf multi-tenant pad (First Watch and Cava executed)
Burnside Commons(3)	6,900		3,600	1Q24	Retenanting anchor vacancy with Bingo Wholesale
The Outlets at Montehiedra (Phase D)(5)	6,800		200	3Q24	Retenanting 24,000 sf of vacant Kmart box with T.J. Maxx
Kingswood Crossing(3)	5,100		100	1Q25	Backfilling 21,000 sf vacancy with Visiting Nurse Service of NY
Brick Commons(3)	4,500		1,400	3Q24	Replacing Santander Bank with two quick service restaurants (Shake Shack and First Watch executed)
Huntington Commons (Phase C)(3)	4,200		3,100	1Q24	Redemising former Outback to create three small shop spaces (Cycle Bar, GolfTec and IStretch+ executed)
Walnut Creek(3)	3,500		2,200	2Q24	Retenanting former Z Gallerie with Sweetgreen (open) and Ronbow
Goucher Commons(3)	3,100		1,000	4Q23	Backfilling 22,000± sf Staples box with Golf Galaxy
Briarcliff Commons (Phase B)(3)	2,900		2,900	4Q23	Developing new 4,000± sf pad for CityMD
The Outlets at Montehiedra (Phase B)(5)	2,200		100	2Q24	Developing new 6,000± sf pad for Texas Roadhouse
Yonkers Gateway Center(3)	1,700		900	1Q24	Retenanting end cap space with Wren Kitchens
Bergen Town Center (Phase C)(3)	1,700		100	1Q25	Backfilling vacant restaurant space with Ani Ramen and retenanting former Qdoba with Bluestone Lane
Manalapan Commons (Phase A)(3)	1,600		100	4Q24	Backfilling vacant A.C. Moore space with 18,000 sf Atlantic Health
Plaza at Cherry Hill (Phase B)(3)	1,300		700	4Q23	Backfilling 25,000 sf vacancy with Savers Thrift
Greenbrook Commons(3)	1,200		500	2Q24	Backfilling Unique Thrift with Aldi
Total	$168,500	(4)	$74,700

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 31. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended September 30, 2023.
(4) The estimated, unleveraged yield for total Active projects is 12% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended September 30, 2023.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2023
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 9/30/23	Stabilization(2)	Description
East Hanover Warehouses (Phase A)(3)	$3,300		$2,900	3Q23	Retenanted 187,000 sf of warehouse space with Bestway Trucking Service
East Hanover Warehouses (Phase B)(3)	2,800		2,100	3Q23	Retenanted 99,000 sf vacancy with Decker Tape
The Outlets at Montehiedra (Phase A)(6)	10,600		10,300	2Q23	Constructed new 14,000 sf building for Walgreens and Global Mattress and new 3,000 sf pad for Arby's
Broomall Commons (Phase B)(6)	4,100		4,100	2Q23	Retenanted 19,000 sf Giant Food space with Nemours Children's Health
Plaza at Cherry Hill (Phase A)(3)	2,800		2,500	2Q23	Relocated and expanded Total Wine
Mount Kisco Commons(3)	3,100		2,800	1Q23	Converted former sit-down restaurant into Chipotle and Dunkin'
Bergen Town Center (Phase A)(3)	25,600		25,500	4Q22	Retenanted former Century 21 box with Kohl's
Huntington Commons (Phase A)(3)	23,000		23,000	4Q22	Retenanted former Kmart box with ShopRite and Marshalls
Kearny Commons(3)	11,900		11,700	4Q22	Expanded by 22,000 sf to accommodate a 10,000 sf Ulta and small shops as well as added a freestanding Starbucks
Shops at Bruckner (Phase A)(6)	5,000		4,100	4Q22	Relocated Jimmy Jazz to former Carter's space and retenanted former Jimmy Jazz and Danice spaces with Five Below; renovated façade and upgraded common areas

Total	$92,200	(4)	$89,000

Future Redevelopment(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, and/or office; common area improvements and enhancements to improve merchandising
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended September 30, 2023.
(4) The estimated unleveraged yield for Completed projects is 12% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended September 30, 2023.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2023 and December 31, 2022
(in thousands)

	September 30, 2023	December 31, 2022
Secured fixed rate debt	$1,526,745	$1,540,293
Secured variable rate debt	128,695	159,198
Total debt	$1,655,440	$1,699,491

% Secured fixed rate debt	92.2%	90.6%
% Secured variable rate debt	7.8%	9.4%
Total	100%	100%

Secured mortgage debt	$1,655,440	$1,699,491
Unsecured debt(1)	—	—
Total debt	$1,655,440	$1,699,491

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	—	—
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.2 years	4.1 years
Weighted average remaining maturity on unsecured debt	N/A	N/A

Total market capitalization (see page 18)	$3,530,250

% Secured mortgage debt	46.9%
% Unsecured debt	—%
Total debt: Total market capitalization	46.9%

Weighted average interest rate on secured mortgage debt(2)	4.93%	4.28%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) The Company has three letters of credit outstanding under our unsecured $800 million line of credit in the aggregate amount of $24.3 million, reducing the amount available to $775.7 million. The letters of credit were obtained to serve as collateral to secure certain obligations to the lenders in connection with the refinancing of the Bergen Town Center and Shops at Bruckner mortgages. As of September 30, 2023, the letters remain undrawn and no separate liability has been recorded. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at the Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio. Subsequent to the quarter, the Company obtained a letter of credit for $2 million and provided it to a mortgage lender to secure its obligations for certain capital requirements per the loan agreement and used the line of credit to partially finance two acquisitions. As of the date of this release, the Company has $194 million drawn under the line of credit in conjunction with these acquisitions. These transactions have reduced the availability under the facility to $579.7 million.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2023 and December 31, 2022
(dollars in thousands)

Property	Maturity Date	Rate	September 30, 2023	December 31, 2022	Percent of Mortgage Debt at September 30, 2023
Hudson Mall	12/1/2023	5.07%	$20,797	$21,380	1.3%
Yonkers Gateway Center	4/6/2024	4.16%	23,617	24,996	1.4%
Hudson Commons(1)	11/15/2024	7.33%	27,068	27,482	1.6%
Greenbrook Commons(1)	11/15/2024	7.33%	25,194	25,581	1.5%
Gun Hill Commons(1)	12/1/2024	7.33%	23,819	24,188	1.4%
Brick Commons	12/10/2024	3.87%	47,924	48,636	2.9%
Plaza at Cherry Hill(2)	6/15/2025	—%	—	29,000	—%
West End Commons	12/10/2025	3.99%	24,314	24,658	1.5%
Town Brook Commons	12/1/2026	3.78%	30,380	30,825	1.8%
Rockaway River Commons	12/1/2026	3.78%	26,897	27,291	1.6%
Hanover Commons	12/10/2026	4.03%	61,613	62,453	3.7%
Tonnelle Commons	4/1/2027	4.18%	97,561	98,870	5.9%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/2027	3.97%	22,137	22,489	1.3%
Plaza at Woodbridge(3)	6/8/2027	5.26%	52,614	52,947	3.2%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.1%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.3%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	3.8%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.4%
Kingswood Center(5)	2/6/2028	5.07%	69,274	69,935	4.2%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	4.0%
East Hanover Warehouses(8)	12/1/2028	4.09%	40,174	40,700	2.4%
Marlton Commons	12/1/2028	3.86%	36,896	37,400	2.2%
Union (Vauxhall)	12/10/2028	4.01%	45,403	45,600	2.7%
Shops at Riverwood	6/24/2029	4.25%	21,410	21,466	1.3%
Shops at Bruckner(6)	7/1/2029	6.00%	37,892	9,020	2.3%
Freeport Commons	12/10/2029	4.07%	43,100	43,100	2.6%
Bergen Town Center	4/10/2030	6.30%	290,000	300,000	17.6%
The Outlets at Montehiedra	6/1/2030	5.00%	76,087	77,531	4.6%
Montclair(4)	8/15/2030	3.15%	7,250	7,250	0.4%
Garfield Commons	12/1/2030	4.14%	39,783	40,300	2.4%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	7.1%
Newington Commons	7/1/2033	6.00%	15,968	—	1.0%
Las Catalinas Mall(7)	8/1/2033	6.60%	82,000	119,633	5.0%
Mount Kisco Commons	11/15/2034	6.40%	11,268	11,760	0.7%
Total mortgage debt		4.93%	$1,655,440	$1,699,491	100.0%
Unamortized debt issuance costs			(12,107)	(7,801)
Total mortgage debt, net			$1,643,333	$1,691,690

(1)Bears interest at one month SOFR plus 200 bps.
(2)The Company paid off the loan prior to maturity on June 23, 2023.
(3)Bears interest at one month SOFR plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%, which expires July 1, 2025.
(4)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(5)In April 2023, the Company notified the servicer that the cash flows generated by the property are insufficient to cover the debt service and that it is unwilling to fund the shortfalls. In May 2023, the mortgage was transferred to special servicing at the Company's request.
(6)On June 23, 2023, the Company refinanced the mortgage on our Shops at Bruckner property with a new 6-year, $38 million loan.
(7)On August 30, 2023, the Company refinanced the mortgage on our Las Catalinas Mall property with a new 10-year, $82 million loan.
(8)On October 20, 2023, the Company completed the sale of East Hanover Warehouses for $217.5 million and used the proceeds to pay off the loan secured by the property at closing.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of September 30, 2023
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2023(1)	$4,511	$20,647	$288	$25,446	5.0%	1.5%
2024	17,332	143,706	847	161,885	5.6%	9.8%
2025	16,211	23,260	811	40,282	4.3%	2.4%
2026	16,335	111,228	811	128,374	4.0%	7.8%
2027	11,882	306,780	811	319,473	4.4%	19.3%
2028	10,795	264,822	15	275,632	4.4%	16.7%
2029	8,217	92,556	(60)	100,713	4.9%	6.1%
2030	5,552	391,042	(60)	396,534	5.9%	24.0%
2031	3,741	—	(60)	3,681	6.5%	0.2%
Thereafter	8,304	195,294	(178)	203,420	4.7%	12.3%
Total	$102,880	$1,549,335	$3,225	$1,655,440	4.9%	100%
	Unamortized debt issuance costs			(12,107)
	Total outstanding debt, net			$1,643,333
(1) Remainder of 2023.